Exhibit 99.1

Energy Services of America Announces Financial Results for the Quarter Ended December 31, 2020

Huntington, WV February 16, 2021- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA) announced fiscal first quarter financial results for the quarter ended December 31, 2020. Energy Services earned revenues of $32.0 million with a net loss available to common shareholders of ($725,000) for the first quarter and generated adjusted EBITDA of $331,000 during the period.

On December 31, 2020, Energy Services completed the acquisition of West Virginia Pipeline, Inc. The acquisition is reflected in the Company’s first quarter financial statements, but it did not have a significant impact on the Company’s operating results for the period. The Company’s $60.7 million backlog at December 31, 2020 includes $5.5 million as a result of the acquisition.

Douglas Reynolds, President, commented on the announcement. “We are excited to welcome West Virginia Pipeline to Energy Services and view the acquisition an important step in our strategy of increasing our exposure in the water and natural gas distribution markets.” Reynolds continued, “At the same time, we are investing in the people and equipment needed to expand our existing business and we hope that the benefits of all these investments are clearer during the second half of fiscal year 2021.”

Below is a comparison of the Company’s unaudited operating results for the three months ended December 31, 2020 and 2019:

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2020	2019
	(Unaudited)
Revenue	$32,009,796	$25,843,307

Cost of revenues	29,166,737	23,486,565

Gross profit	2,843,059	2,356,742

Selling and administrative expenses	3,595,830	2,595,772
Loss income from operations	(752,771)	(239,030)

Other income (expense)
Interest income	151,765	53,249
Other nonoperating expense	(52,623)	(33,938)
Interest expense	(76,517)	(186,845)
Gain on sale of equipment	13,042	295,991
	35,667	128,457

Loss income before income taxes	(717,104)	(110,573)

Income tax benefit	(69,442)	(36,459)

Net loss	(647,662)	(74,114)

Dividends on preferred stock	77,250	77,250

Net loss available to common shareholders	$(724,912)	$(151,364)

Weighted average shares outstanding-basic	13,621,406	13,911,610

Weighted average shares-diluted	13,621,406	13,911,610
Loss earnings per share available to common shareholders	$(0.053)	$(0.011)

Loss earnings per share-diluted available to common shareholders	$(0.053)	$(0.011)

Below is a comparison of the Company’s Consolidated Balance Sheets for December 31, 2020 and September 30, 2020. Please see the Company’s Form 10-Q for December 31, 2020 for a more detailed comparison:

	December 31,	September 30,
Assets	2020	2020
	(Unaudited)
Current assets
Cash and cash equivalents	$12,345,745	$11,216,820
Accounts receivable-trade	17,096,770	18,246,989
Allowance for doubtful accounts	(70,310)	(70,310)
Retainages receivable	1,658,513	2,483,809
Other receivables	6,677	9,458
Contract assets	4,418,599	6,545,863
Prepaid expenses and other	2,763,189	3,338,943
Total current assets	38,219,183	41,771,572

Property, plant and equipment, at cost	56,679,946	53,324,843
less accumulated depreciation	(37,706,313)	(36,933,129)
Total fixed assets	18,973,633	16,391,714

Acquired intangible assets, net	300,000	-
Goodwill	4,220,829	-

Total assets	$61,713,645	$58,163,286

Liabilities and shareholders' equity
Current liabilities
Current maturities of long-term debt	$4,645,254	$4,028,900
Lines of credit and short term borrowings	3,500,000	509,843
Accounts payable	5,783,559	5,222,222
Accrued expenses and other current liabilities	3,255,740	4,237,172
Contract liabilities	3,721,385	4,851,900
Total current liabilities	20,905,938	18,850,037

Long-term debt, less current maturities	13,496,506	11,233,705
Deferred income taxes payable	2,212,084	2,255,515
Total liabilities	36,614,528	32,339,257

Shareholders' equity

Preferred stock, $.0001 par value
Authorized 1,000,000 shares, 206 issued at December 31, 2020 and September 30, 2020	-	-

Common stock, $.0001 par value
Authorized 50,000,000 shares 14,839,836 issued and 13,621,406 outstanding at December 31, 2020 and September 30, 2020	1,484	1,484

Treasury stock, 1,218,430 shares at December 31, 2020 and September 30, 2020	(122)	(122)

Additional paid in capital	60,670,699	60,670,699
Retained deficit	(35,572,944)	(34,848,032)
Total shareholders' equity	25,099,117	25,824,029

Total liabilities and shareholders' equity	$61,713,645	$58,163,286

Please refer to the table below that reconciles adjusted EBITDA with net loss available to common shareholders:

	Three Months Ended	Three Months Ended
	December 31, 2020	December 31, 2019
	Unaudited	Unaudited
Net loss income available to common shareholders	$(724,912)	$(151,364)

Add: Income benefit expense	(69,442)	(36,459)

Add: Dividends on preferred stock	77,250	77,250

Add: Interest expense	76,517	186,845

Less: Non-operating income	(112,184)	(315,302)

Add: Depreciation expense	1,083,853	1,095,282

Adjusted EBITDA	$331,082	$856,252

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868